UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2024

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214 Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On December 10, 2024, Quantum Computing Inc. (the “Company”) entered into securities purchase agreements (the “Registered Offering Purchase Agreements”) pursuant to which the Company agreed to issue to the Purchasers (as defined therein), in a registered direct offering (the “Registered Offering”), an aggregate of 1,540,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $5.00 per share.

The shares of Common Stock to be issued in the Registered Offering will be issued pursuant to a prospectus supplement, which was filed with the Securities and Exchange Commission on December 12, 2024, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-268064), which was declared effective by the Securities and Exchange Commission on November 8, 2022.

Also on December 10, 2024, the Company entered into securities purchase agreements (the “Placement Purchase Agreements” and together with the Registered Offering Purchase Agreements, the “Purchase Agreements”), pursuant to which the Company agreed to issue to the Purchasers, in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), an aggregate of 8,460,000 shares (the “Placement Shares”) of Common Stock at a purchase price of $5.00 per share.

The issuance of the Placement Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Placement Shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering. The Company is required to file a registration statement providing for the resale of the Placement Shares by December 27, 2024.

The Registered Offering is expected to result in gross proceeds of $7.7 million and the Private Placement is expected to result in gross proceeds of $42.3 million, in each case before deducting placement agent commissions and other offering expenses. The closing of the Offerings is expected to occur on or about December 12, 2024, subject to the satisfaction of customary closing conditions.

Pursuant to the Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 60 days after the closing date of the Offerings, subject to certain customary exceptions, without the consent of the Purchasers and the Placement Agent.

Placement Agency Agreement

The Company also entered into a Placement Agency Agreement with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”), dated December 10, 2024, pursuant to which the Placement Agent will act as the exclusive placement agent for the Company in connection with the Offerings. The Company agreed to pay the Placement Agent a cash fee of 7% of the gross proceeds from the Offerings and to issue to the Placement Agent (or its designees) 500,000 five-year warrants (representing 5% of the securities sold in the Offerings), which will be exercisable beginning on June 8, 2025, and have an initial exercise price per share of Common Stock of $5.75 (the “Placement Agent Warrants”). In addition, the Company agreed to reimburse the Placement Agent for up to $100,000 of its fees and expenses in connection with the Offerings.

The issuance of the Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants (the “Placement Agent Warrant Shares”) will not be registered under the Securities Act or any state securities laws. The Placement Agent Warrant Shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

Lock-Up Agreements

Pursuant to Lock-Up Agreements with the Company, the Company’s directors and executive officers agreed for a period of 60 days after the closing date of the Offerings, subject to certain exceptions, not to directly or indirectly offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, any shares of Common Stock or securities convertible, exchangeable or exercisable into Common Stock, that they beneficially own, hold, or thereafter acquire, or make any demand for or exercise any right or cause to be filed a registration, including any amendments thereto, with respect to the registration of any Common Stock or Common Stock equivalents or publicly disclose the intention to do any of the foregoing.

The foregoing summaries of the Placement Agent Warrants, the Registered Offering Purchase Agreements, the Placement Purchase Agreements, the Placement Agency Agreement, and the Lock-Up Agreements do not purport to be complete descriptions thereof and are qualified in their entirety by reference to the full text of such documents or the forms of such documents, copies of which are attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, and 10.4 respectively. The representations, warranties, and covenants made by the Company in any agreement that is filed as an exhibit hereto were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement. In addition, the assertions embodied in any representations, warranties, and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to securityholders generally. Moreover, such representations, warranties, or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The legal opinion of Lucosky Brookman LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Registered Offering is attached hereto as Exhibit 5.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K related to the Placement Shares, the Placement Agent Warrants, and the Placement Agent Warrant Shares is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 10, 2024, the Company held its 2024 annual meeting of stockholders (the “Annual Meeting”). 95,142,920 shares of Common Stock, constituting all of the outstanding capital stock of the Company entitled to vote at the Annual Meeting, were issued and outstanding on October 18, 2024, the record date for the Annual Meeting. 61.96% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy at the Annual Meeting, thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth in the table below. With respect to the election of Dr. Yuping Huang, Dr. Carl Weimer, Dr. Javad Shabani, Mr. Robert Fagenson, and Mr. Michael Turmelle as directors of the Company to each serve until the next annual meeting of the Company’s stockholders and until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Total Votes For	Percent of Votes Cast	Votes Against	Abstention/ Withheld	Broker Non-Votes
Election of Dr. Yuping Huang	38,409,759	96.775%	--	1,280,197	19,265,111
Election of Dr. Carl Weimer	39,238,116	98.862%	--	451,840	19,265,111
Election of Dr. Javad Shabani	38,413,808	96.785%	--	1,276,148	19,265,111
Election of Mr. Robert Fagenson	37,237,183	93.820%	--	2,452,772	19,265,112
Election of Mr. Michael Turmelle	36,773,149	92.651%	--	2,916,806	19,265,112

Non-binding advisory vote to approve compensation of the Company’s named executive officers as disclosed in the proxy statement with respect to the Annual Meeting	37,877,708	95.434%	473,690	1,338,555	19,265,114

Ratification of the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	57,935,883	98.271%	210,713	808,471	--

On the basis of the above votes, (i) Dr. Huang, Dr. Weimer, Dr. Shabani, Mr. Fagenson, and Mr. Turmelle were elected as members of the Company’s Board of Directors (the “Board”) and (ii) the ratification of the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, was adopted.

On the basis of the above votes, stockholders also voted a sufficient number of non-binding advisory votes to approve the Company’s executive compensation as disclosed in the proxy statement with respect to the Annual Meeting.

Item 7.01. Regulation FD Disclosure.

On December 10, 2024, the Company issued a press release announcing the Offerings, a copy of which is furnished herewith as Exhibit 99.1.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act.

Item 8.01. Other Events.

Following the Annual Meeting, the Board held a meeting at which, among other things, the Board elected Dr. Huang Chairman of the Board and Mr. Robert Fagenson Vice-Chairman of the Board, and appointed new members to each of the committees of the Board, such that the directors constituting such committees as of December 10, 2024, are as follows:

●	Audit Committee: Mr. Turmelle (Chairman), Mr. Fagenson, and Dr. Weimer

●	Compensation Committee: Mr. Fagenson (Chairman), Mr. Turmelle, and Dr. Shabani

●	Nominating and Corporate Governance Committee: Dr. Weimer (Chairman), Mr. Fagenson, and Dr. Shabani

●	Risk Committee: Dr. Shabani (Chairman), Mr. Fagenson, and Dr. Weimer

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Placement Agent Warrant
5.1	Opinion of Lucosky Brookman LLP
10.1*	Form of Registered Offering Purchase Agreement, dated as of December 10, 2024, between Quantum Computing Inc. and each Purchaser (as defined therein)
10.2*	Form of Placement Purchase Agreement, dated as of December 10, 2024, between Quantum Computing Inc. and each Purchaser (as defined therein)
10.3	Placement Agency Agreement, dated December 10, 2024, between Quantum Computing Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC
10.4	Form of Lock-Up Agreement dated December 12, 2024
23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
99.1	Press Release dated December 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; however, the Company may request confidential treatment of omitted items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: December 12, 2024	By:	/s/ Christopher Boehmler
Christopher Boehmler
Chief Financial Officer